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                                                                 EXHIBIT 3.10
                                   BY - LAWS
                                       OF
                              ERO INDUSTRIES, INC.

a corporation organized and existing under and by virtue of the laws of the State of Illinois.

ARTICLE I.

                               AUTHORIZED SHARES

Section 1: The authorized shares of the corporation shall consist of Three Million (3,000,000) common shares of the par value of one dollar ($1.00), and One Hundred Thousand (100,000) preferred shares of the par value of One Hundred dollars ($100.00).

ARTICLE II.

                            CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

Section 1: All certificates representing shares of the corporation shall be signed by the chairman of the board, the president or a vice-president and by the secretary or an assistant secretary and sealed with the seal of the corporation.


Section 2: The certificates representing shares of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued, or so long as there should be transfer agents and/or registrars for the corporation authorized and appointed by the board of directors, all records pertaining to the issuance, transfer and registration of certificates shall be kept and maintained by such transfer agents and/or registrars.

Section 3: Upon the surrender to the corporation or to its transfer agents and/or registrars for cancellation of a certificate duly endorsed by the registered holder thereof and accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, the old certificate shall be cancelled, and the transaction recorded upon the books of the corporation.
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Section 4:    The board of directors of the corporation may close its stock transfer books for a period not exceeding forty and not less than ten days prior to the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective; or in lieu thereof, may fix in advance a date, not exceeding forty and not less than ten days prior to the date of any meeting of shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect to any exchange or reclassification of shares; and the shareholders of record on such date shall be the shareholders entitled to notice of and to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights in the event of any exchange or reclassification or shares, as the case may be. If the transfer books are not closed and no record date is fixed by the board of directors, the date on which notice of the meeting is mailed shall be deemed to be the record date for the determination of shareholders entitled to vote at such meeting. Transferees of such which are transferred after the record date shall not be entitled to notice of or to vote at such meeting.

Section 5: The corporation shall be entitled to treat the holder of record of any share or shares as disclosed by the stock ledger or transfer books of the corporation or its transfer agents as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Illinois.

Section 6: The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed, and the board of directors, when authorizing such issuance of a new certificate or certificates, may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise such fact in such manner as it shall require and/or give the corporation a bond of indemnity in such form and amount and with such sureties as shall be deemed satisfactory by the board of directors.




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ARTICLE III.

                                  SHAREHOLDERS

Section 1: All meetings of the shareholders shall be held at the registered office of the corporation, unless another or different place, whether within or without the State of Illinois, be specified in the notice of any such meeting or in the written waiver of notice of any such meeting, in which event any such meeting may be held at the place specified in such notice or in such waiver.

Section 2: The annual meeting of the shareholders shall be held on the third Wednesday in May of each year, commencing with the year 1969, if the same is not a legal holiday, and if said date is a legal holiday, then on the next business day following. At the annual meeting of shareholders, the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly come before the meeting. In all elections for directors every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit.

Section 3: A majority of the outstanding shares of the corporation present in person or represented by proxy shall constitute a quorum at any meeting of shareholders. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders present in person or by proxy, provided they represent at least one-third of the outstanding shares of the corporation, shall have the power to adjourn the meeting from time to time without notice other than announcement at the time of the meeting, until the requisite number of shares shall be present.

Section 4: At any adjourned meeting at which the requisite number of shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 5: At each meeting of the shareholders every shareholder shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized agent and delivered to the secretary or presiding officer before or at the time of such meeting, and he shall have one vote for each share registered in his name on the books of the corporation.




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Section 6:    Written or printed notice of the annual meeting or of any special meeting, stating the place, day and hour or said meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than (40) days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president or the secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 7: Special meetings of the shareholders may be called by the chairman of the board, the president, by the board or directors, or by the holders of not less than one-fifth (1/5) of all outstanding shares of the corporation. Special meetings of the shareholders for the sole purpose of electing a director or directors to fill a vacancy or vacancies shall be called by the chairman of the board, the president or secretary at the request in writing of any shareholder.

Section 8: The officer or agent having charge of the transfer book for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order with the address of, and the number of shares held by each, which list for a period of ten (10) days prior to such meeting shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 9: Any action required to be taken at a meeting of shareholders may be taken without a meeting if consent in writing, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 10: Voting on any question or in any election may be viva voce, unless the presiding officer shall order, or any shareholder shall demand, that the voting be by ballot.





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ARTICLE IV:

                                  DIRECTORS

Section 1: The business and affairs of the corporation shall on and after the annual meeting of the shareholders to be held during 1966, be managed by its board of seven (7) directors, none of whom need be residents of the State of Illinois or shareholders of the corporation.

Section 2: The directors may hold their meetings, regular or special, either within or without the State of Illinois, at such place or places as they may from time to time determine.

Section 3: The annual meeting of the board of directors shall be held immediately following the annual meeting of the shareholders. At each annual meeting of shareholders the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected, or until his successor shall have been elected and qualified.

Section 4: The directors may establish one or more offices and keep the books of the corporation except such as are required by law to be kept within the state or at the registered office of the corporation within or without the State of Illinois, at such place or places as they may from time to time determine.

Section 5: In addition to the powers and authorities by these by-laws expressly conferred upon them the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation of this corporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 6: Regular meetings of the board of directors may be held without notice at such time and place, either within or without the State of Illinois, as shall be from time to time determined by a majority of the board of directors.

Section 7:       Special meetings of the board of directors may be called by the chairman of the board or the president on two (2) days' notice to each director, either personally or by mail or by telegram.
                 Special meetings shall be called by the chairman of the board, the president or secretary in like manner and on like notice on the written request of one director. Neither the business to be transacted at, nor the
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                purpose of any regular or special meeting of the board of
                directors need be specified in the notice or waiver of notice of such meeting.

Section 8: At all meetings of the board of directors a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business of the corporation, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise provided by the articles of incorporation or by these by-laws.

Section 9: Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 10: Directors, as such, shall not receive any stated salary for their services, but by resolution of the board of directors, a fixed sum and expenses for attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receive compensation therefor.

ARTICLE V.

                                           OFFICERS

Section 1: The officers of the corporation shall be a chairman of the board, a vice chairman of the board, a president, one or more vice presidents, a secretary and a treasurer.

Section 2: Any two of the aforesaid offices may be filled by the same person with the exception of the offices of chairman of the board and secretary, and president and secretary.

Section 3: The board of directors at its annual meeting after each annual meeting of the shareholders shall elect a chairman of the board, a vice chairman, a president, one or more vice presidents, a secretary and a treasurer, who need not be members of the board of directors, nor shareholders of the corporation, nor residents of the State of Illinois.



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Section 4:      The board of directors may appoint or elect such other
                officers and agents, including one or more assistant secretaries and one or more assistant treasurers, as it shall deem necessary, such officers and agents to have such authority and perform such duties as from time to time shall be prescribed by the board of directors.

Section 5: The officers of the corporation shall hold office until the next annual meeting of the board of directors or until their successors are chosen and qualify in their stead.

Section 6: Notwithstanding the provisions of Section 5 of this article, any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed.

Section 7: If any office becomes vacant for any reason, the vacancy shall be filled by the board of directors.

Section 8: The salaries of all officers of the corporation shall be fixed by the board of directors.

Section 9: The chairman of the board of directors shall be the chief executive officer of the corporation. He shall preside at all meetings of the board of directors and shall see that orders and resolutions of the board of directors are carried into effect; he shall be ex officio a member of all standing committees; except where by law the signature of the president is required, the chairman of the board shall have the power to execute on behalf of the corporation bonds, mortgages, certificates for shares and all other documents, whether or not under the seal of the corporation; he shall vote all shares of stock of any other corporation standing in the name of this corporation; shall have general powers of supervision and management and shall be the final arbitrator of all differences between officers of the corporation and his decision as to any matter affecting the corporation shall be final and binding as between the officers of the corporation, subject only to the board of directors of the corporation.

Section 9.A: The vice chairman of the board shall have such duties as may be prescribed from time to time by the board of directors of the corporation or as may be designated by the president of the corporation.
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Section 10:     The president of the corporation shall have the active
                management of the business of the corporation under the general supervision of the chairman of the board; he shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, he shall preside at all meetings of the board of directors; he shall see that all orders and resolutions of the board of directors are carried into effect and shall have the same powers as the chairman of the board to execute on behalf of the corporation, bonds, mortgages, certificates for shares and all other documents, whether or not under the seal of the corporation, and in addition shall have the power to execute documents where by law the signature of the president is required; and in the absence of the chairman of the board, he shall have such powers as are vested in such office, including the power to vote all shares of stock of any other corporation standing in the name of the corporation, and may exercise any other powers vested in said chairman of the board; he shall be ex officio a member of all standing committees, and shall have such other powers usually vested in the president of a corporation, subject to those powers delegated to the chairman of the board by these by-laws, and further subject to the right of the board of directors to delegate powers to other officers of the corporation, except those powers which may be exclusively conferred by statute upon the office of president.

Section 11: The vice-presidents, in the order of their seniority, in the absence of the president, or in case of the disability of the president, shall perform the functions of the office of president.

Section 12: The secretary shall attend all sessions of the board of directors and all sessions of the shareholders, and act as the clerk thereof, and record all votes and the minutes of all the proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required; he shall sign certificates for shares; he shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law, and shall perform such other duties as may be prescribed by the board of directors or president, under those supervision he shall be; he shall keep in safe custody the corporate records and the seal of the corporation, and, in all proper cases, he shall affix the seal of the corporation to any instrument requiring the same; he shall be ex officio a member of all standing committees.

Section 13: The assistant secretaries in the order of their seniority shall, in the event of the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors shall prescribe.
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Section 14:     The treasurer subject to supervision and direction of the
                president, shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositaries as may be designated by the board of directors; upon failure of the board of directors to designate such depositaries, then in such depositaries as may be designated by the president.

Section 15: The assistant treasurers in the order of their seniority shall, in the event of the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the board of directors shall prescribe.

ARTICLE VI.

                              OFFICES AND RECORDS

Section 1: The corporation may have offices at such places either within or without the State of Illinois, as the board of directors may from time to time appoint or as the business of the corporation may require.

Section 2: The corporation shall keep at its registered office or principal place of business in Illinois, or at the office of a transfer agent or registrar in Illinois, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 3: The corporation shall also keep correct and complete books and records of accounts and shall also keep minutes of the proceedings of its shareholders and board of directors.

ARTICLE VII.

                                 INDEMNIFICATION OF DIRECTORS
                                         AND OFFICERS

Section 1: The corporation shall, to the full extent specifically permitted by the Illinois Business Corporation Act as amended from time to time or, in the absence of any specific provision in the Illinois Business Corporation Act, to the full extent permitted by Section 145 of the Delaware General Corporation Law (which is hereby incorporated by reference as though specifically repeated in this by-law) as amended from time to time, indemnify all present and form directors and officers whom it may indemnify pursuant thereto, subject to the same terms and conditions as provided therein. The indemnification authorized hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under or through any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the official capacity of those seeking indemnification and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons. If any provision of this by-law or the application of any provision of any person or set of facts shall be declared to be illegal, unenforceable or contrary to public policy, this by-law shall continue in full force and effect as to all other provisions or all other applications of its provisions, as the case may be (it being intended that the scope of indemnification permitted hereunder shall be as broad and all-inclusive as permitted by law). This by-law shall not preclude or affect the right of the corporation in a specific case, upon a determination in accordance with the provisions of the Illinois Business Corporation Act or Section 145 of the Delaware General Corporation Law, as the case may be, to indemnify any person other than a present or former director or officer of the corporation. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Illinois Business Corporation Act or Section 145 of the Delaware General Corporation Law, as the case may be.



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ARTICLE VIII.

                                 MISCELLANEOUS

Section 1: All checks or demands for money or notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate, and in the absence of such designation, by the chairman of the board, the president or vice-president.

Section 2: The fiscal year of the corporation shall begin with the first day of February of each year and shall end with the last day of January of the following year.

Section 3: Whenever any notice whatever is required to be given under the provisions of the laws of the State of Illinois or under the provisions of the articles of incorporation of the corporation or under these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX.

                                   AMENDMENTS

Section 1: The directors, by a majority vote, may at any regular or at any special meeting alter, amend or repeal these by-laws or any of them if notice of such purpose be set forth in the notice of the meeting.